Exhibit 10.7

RESTRICTED STOCK AWARD

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

INDEPENDENT DIRECTOR COMPENSATION PLAN

NOTICE OF GRANT

You have been granted an award (the “Award”) by IPC Alternative Real Estate Income Trust, Inc. (the “Company”), pursuant and subject to the terms and conditions of the Independent Director Compensation Plan (the “Plan”), the terms and conditions set forth below and in the attached Restricted Stock Award Agreement (the “Award Agreement”). Capitalized terms used in this Notice of Grant and the Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.

Participant:

Grant Date:

Award:	[initial Award]/[Equity Retainer Payment]

Total Fair Market Value of Award on Grant Date:	$[25,000]/[insert amount of Equity Retainer Payment]

Total Number of Shares of Restricted Stock:	[insert number by dividing the Total Fair Market Value of Award on Grant Date by the Fair Market Value of a Share on the Grant Date]

Vesting Start Date:	[Grant Date]/[insert date if other than the Grant Date]

Vesting:	The Award vests in accordance with Section 5(d)(i) and 5(d)(ii) of the Plan.

Distribution Reinvestment Plan Enrollment

☐ Participant elects to have the distributions paid with respect to the Award applied to the purchase of additional shares of the Company’s common stock pursuant to the Company’s distribution reinvestment plan.

☐ Participant elects to receive the distributions paid with respect to the Award in cash.

You and the Company agree that the Award is governed by this Notice of Grant and by the provisions of the Plan and the Award Agreement, all of which are attached to and made a part of this document. You acknowledge receipt of copies of the Plan and the Award Agreement, represent that you have read and are familiar with their provisions and accept the Award subject to all of their terms and conditions.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:	Independent Director Compensation Plan, Restricted Stock Award Agreement, Assignment Separate from Certificate

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

INDEPENDENT DIRECTOR COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to this Restricted Stock Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the Independent Director Compensation Plan (the “Plan”), which Plan is incorporated by reference into this Award Agreement, IPC Alternative Real Estate Income Trust, Inc. (the “Company”) grants to the Participant identified in the Notice of Grant attached hereto (which Notice of Grant forms part of this Award Agreement), a restricted stock award (the “Award”) under the Plan, conditioned on the Participant’s acknowledgment of receipt and acceptance in accordance with Section 13 hereof. Participant’s failure to execute the acknowledgement of receipt and acceptance shall render the Award and this Award Agreement null and void and of no force and effect. Capitalized terms used in this Award Agreement or the Notice of Grant, unless otherwise defined, shall have the meanings set forth in the Plan.

1.

Grant of Restricted Stock. Subject to the terms and conditions of this Award Agreement and the Plan, the Company grants to the Participant the number of Shares of Restricted Stock set forth in the Notice of Grant. As a condition to the issuance of the Shares of Restricted Stock, the Participant will execute and deliver the Notice of Grant to the Company, accompanied by an Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form provided by the Company.

2.	Vesting. The Award is subject to the vesting terms set forth in the Notice of Grant, except as may otherwise be provided in this Award Agreement or in the Plan.

3.	Forfeiture. The Award is subject to the forfeiture terms set forth in Section 5(d)(iii) of the Plan.

4.	Change in Control. In the event of a Change in Control, the Award shall be subject to the provisions of Section 5(d)(ii)(B) of the Plan.

5.	Transfer of Shares.

(a)

The transfer of Shares pursuant to this Award shall be effectuated by an appropriate entry on the books of the Company or the issuance of certificates representing such shares (bearing such legends as the Board deems necessary or desirable), as determined by the Board.

(b)

Notwithstanding anything herein to the contrary, no transfer of shares of Common Stock shall become effective nor share certificates issued until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which Shares may be traded.

(c)

The Board may, as a condition to the issuance of Shares, require the Participant to make covenants and representations and/or enter into agreements with the Company to reflect the Participant’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.

6.	Section 83(b) Election. The Participant is hereby advised to consult with the Participant’s own personal tax, financial, and/or legal advisors regarding the tax consequences of this Award. The

Participant understands that the Participant may elect to file an election under Section 83(b) of the Code (an “Section 83(b) Election”) with the Internal Revenue Service and the Company within thirty (30) days after the Grant Date. A Section 83(b) Election form with instructions is provided for this purpose as Appendix A hereto. The Company does not make any recommendation with respect to the decision to make a Section 83(b) Election. It is solely the responsibility of the Participant, and not the Company, to decide whether to make a Section 83(b) Election in connection with this Award Agreement and, if so, to do so in a timely manner.

7.

No Assignment or Transfer. The Award granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Company unless the Board shall have been furnished with (i) written notice thereof along with such evidence as the Board may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of this Award Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant.

8.	Participant Representations. By accepting the Award, the Participant represents and acknowledges the following:

(a)

The Participant has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent counsel prior to accepting the Award.

(b)

The Participant has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting the Award, and understands that the Company makes no representation regarding the tax treatment as to any aspect of the Award, including the grant, vesting and settlement of the Award.

(c)

The Participant consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data by the Company, the Board, and any third party retained to administer the Plan for the exclusive purpose of administering the Award and Participant’s participation in the Plan. The Participant agrees to promptly notify the Board of any changes in the Participant’s name, address, or contact information during the entire period of Plan participation.

(d)	The Participant acknowledges the voting restrictions with respect to Shares owned by members of the Board contained in Section 11.4 of the Charter.

9.

Adjustments. If there is a change in the outstanding Shares due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Board may adjust the type or number of Shares subject to any outstanding portion of the Award in accordance with Section 5(a)(iii) of the Plan.

10.

Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Board shall have full discretionary authority to administer the Award, including discretionary authority to interpret and construe any and all provisions relating to the Award. Decisions of the Board shall be final, binding, and conclusive on all parties. In the event of a conflict between this Award Agreement and the Plan, the terms of the Plan shall prevail.

11.

Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Participant or distributes of the Participant’s estate and any successor to the Company.

12.

Governing Law; Severability. This Award Agreement shall be construed and administered in accordance with the laws of the State of Maryland without regard to its conflict of law principles. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Award Agreement is unlawful or invalid shall not serve to invalidate any portion of this Award Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.

13.

Acknowledgment of Receipt and Acceptance. By signing below (or execution by other means approved by the Board, including by electronic signature), the undersigned acknowledges receipt and acceptance of the Award, agrees to the representations made in Section 8, and indicates his or her intention to be bound by this Award Agreement and the terms of the Plan.

Participant’s acknowledgment of receipt and acceptance:

[Participant name]

Date:

IPC Alternative Real Estate Income Trust, Inc.

By: [name and title of company representative]

Appendix A. Section 83(b) Election Form and Instructions.

IMPORTANT FEDERAL TAX INFORMATION

INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS

1.	The Section 83(b) Election is irrevocable. The Section 83(b) Election is a voluntary election that is available to you. It is your decision whether to file a Section 83(b) Election.

2.

If you choose to make a Section 83(b) Election, the Section 83(b) Election Form must be filed with the Internal Revenue Service within 30 days of the Grant Date; no exceptions to this deadline are made. You should send the election to the internal revenue service center located at the address to which you send your federal income tax return (IRS form 1040) based on your place of residence. The election should be sent via certified mail with return receipt requested or a delivery service that provides proof of delivery.

3.

You must deliver a copy of the Section 83(b) Election Form to the Corporate Secretary or other designated officer of the Company as soon as practicable after you receive proof that the original was received by the Internal Revenue Service. Even though a copy of your Section 83(b) Election Form is to be delivered to the Company, you remain solely responsible for properly filing the original with the Internal Revenue Service.

4.

If you make a Section 83(b) Election and later forfeit the Shares, you will not be entitled to a refund of the taxes paid with respect to the gross income you recognized under the Section 83(b) Election.

5.

You must consult your personal tax advisor before making a Section 83(b) Election. You may not rely on this information, the Company, or any of the Company’s officers, directors, or employees for tax or legal advice regarding the Award Shares or the Section 83(b) Election. The election form attached to these instructions is intended as a sample only. It must be tailored to your circumstances and may not be relied upon without consultation with a personal tax advisor.

SECTION 83(b) ELECTION FORM

Election Pursuant to Section 83(b) of the Internal Revenue Code to

Include Property in Gross Income in Year of Transfer

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address, and taxpayer identification number of the undersigned are:

- -

2. The property with respect to which the election is made is                      shares of Class I common stock of IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation (the “Company”).

3. The date on which the property was transferred was         , 20    , the date on which the taxpayer received the property pursuant to a grant of restricted stock.

4. The taxable year to which this election relates is calendar year 20    .

5. The property is subject to restrictions in that the property is not transferable and is subject to a substantial risk of forfeiture until the taxpayer vests in the property in accordance with the terms of an award agreement between the Company and taxpayer.

6. The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $         per share; with a cumulative fair market value of $        .

7. The taxpayer did not pay any amount for the property transferred.

8. A copy of this statement was furnished to the Corporate Secretary or other designated officer of the Company. The taxpayer rendered the services to IPC Alternative Real Estate Income Trust, Inc. in connection with the transfer of the property with respect to which this election is being made.

9. This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Internal Revenue Code.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Signed:

Date:

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto

                                                                                               (                    ) shares of Class      Common Stock of IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation, standing in the undersigned’s name on the books of said corporation herewith and does hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

Signature

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